Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

February 26, 2021

Healthcare Trust of America, Inc.

16435 North Scottsdale Road, Suite 320

Scottsdale, Arizona 85254

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the following securities having an indeterminate aggregate initial offering price (collectively, the “Securities”): (a) shares of Class A Common Stock, $0.01 par value per share, of the Company (“Class A Common Shares”); (b) shares of Preferred Stock, $0.01 par value per share, of the Company (“Preferred Shares”); (c) debt securities of the Company (“Debt Securities”); (d) guarantees of debt securities of Healthcare Trust of America Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), by the Company (collectively, the “Guarantees”); (e) warrants of the Company to purchase Class A Common Shares, Preferred Shares or Debt Securities (“Warrants”); (f) rights to purchase Class A Common Shares, Preferred Shares or Debt Securities (“Rights”); (g) units representing an interest in two or more of the foregoing classes of Securities (“Units”); and (h) guarantees of 3.500% Senior Notes due 2026 (the “2026 Notes”), 3.750% Senior Notes due 2027 (the “2027 Notes”), 3.100% Senior Notes due 2030 (the “2030 Notes”) and 2.000% Senior Notes due 2031 (the “2031 Notes” and, together with the 2026 Notes, the 2027 Notes and the 2030 Notes, the “Existing Notes”) of the Operating Partnership by the Company (collectively, the “Existing Notes Guarantees”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Healthcare Trust of America, Inc.

February 26, 2021

3. The Fourth Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Company (the “Board”), or a duly authorized committee of the Board (collectively, the “Resolutions”), relating to, among other matters, (a) the registration of the Securities, (b) the sale and issuance of the Existing Notes by the Operating Partnership, and (c) the execution and delivery of the Indentures (as defined below) and the Existing Notes Guarantees, certified as of the date hereof by an officer of the Company;

6. Four Indentures, one dated July 12, 2016 with respect to the 2026 Notes, one dated June 8, 2017 with respect to the 2027 Notes, one dated September 16, 2019 with respect to the 2030 Notes and one dated September 28, 2020 with respect to the 2031 Notes (collectively, the “Indentures”), by and among the Operating Partnership, the Company and U.S. Bank National Association;

7. The Existing Notes Guarantees by the Company, contained in the Indentures;

8. A certificate executed by an officer of the Company, dated as of the date hereof; and

9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Healthcare Trust of America, Inc.

February 26, 2021

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (such approval referred to herein as the “Corporate Proceedings”).

6. Articles Supplementary creating and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.

7. Upon the issuance of any Securities that are Class A Common Shares (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of Class A Common Shares issued and outstanding will not exceed the total number of Class A Common Shares that the Company is then authorized to issue under the Charter.

8. Upon the issuance of any Securities that are Preferred Shares (“Preferred Securities”), including Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Charter, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Charter.

9. None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article VI of the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Shares.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

Healthcare Trust of America, Inc.

February 26, 2021

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Corporate Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Corporate Proceedings relating to Securities that are Debt Securities, the issuance of the Debt Securities will be duly authorized.

5. Upon the completion of all Corporate Proceedings relating to Securities that are Guarantees, the issuance of the Guarantees will be duly authorized.

6. Upon the completion of all Corporate Proceedings relating to Securities that are Warrants, the issuance of the Warrants will be duly authorized.

7. Upon the completion of all Corporate Proceedings relating to Securities that are Rights, the issuance of the Rights will be duly authorized.

8. Upon the completion of all Corporate Proceedings relating to Securities that are Units, the issuance of the Units will be duly authorized.

9. The Company has the corporate power, in its own capacity and in its capacity as sole general partner of the Operating Partnership, to enter into and perform its obligations under the Indentures and, in its own capacity, to enter into and perform its obligations under the Existing Notes Guarantees.

10. The Indentures have been duly authorized, executed and, so far as is known to us, delivered by the Company, in its own capacity and in its capacity as sole general partner of the Operating Partnership, as applicable.

Healthcare Trust of America, Inc.

February 26, 2021

11. The Existing Notes Guarantees have been duly authorized, executed and, so far as is known to us, delivered by the Company.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP